Filed with the Securities and Exchange Commission on May 24, 2007.
                                                     Registration No. 333-134587

--------------------------------------------------------------------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                 AMENDMENT NO. 4
                                       TO

                                    Form S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                               ELECTROGLAS, INC.*
             (Exact name of registrant as specified in its charter)

                                ----------------

              Delaware                                        77-0336101
   (State or other jurisdiction of                         (I.R.S. Employer
   incorporation or organization)                         Identification No.)

                               5729 Fontanoso Way
                           San Jose, California 95138
                                 (408) 528-3000
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ----------------

                                   Tom Brunton
                             Chief Financial Officer
                                Electroglas, Inc.
                               5729 Fontanoso Way
                           San Jose, California 95138
                                 (408) 528-3000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                ----------------

                                   Copies to:

                                Justin L. Bastian
                                 Francis M. Jose
                             Morrison & Foerster LLP
                               755 Page Mill Road
                           Palo Alto, California 94304
                                 (650) 813-5600

                                ----------------
      Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement is declared effective.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462 under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. |_|

      If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. |_|

                                ----------------

                         CALCULATION OF REGISTRATION FEE


----------------------------------------------------------------------------------------------------------------------------------
                                                                         Amount          Proposed Maximum          Amount of
                          Title of Each Class of                         to be               Aggregate           Registration
                       Securities to be Registered                     Registered         Offering Price              Fee
----------------------------------------------------------------------------------------------------------------------------------
Primary Offering(1)
-------------------
Common Stock, par value $.01 per share
   (and any related preferred stock purchase rights)
Preferred Stock, par value $.01 per share
Debt Securities
Warrants (2)
Primary Offering Total (3)                                         $   24,250,000(4)  $   24,250,000(4)(5)(6)    $   2,594.75

Secondary Offering
------------------
6.25% Convertible Senior Subordinated Secured
  Notes due 2027                                                   $   25,750,000(8)  $   25,750,000(5)          $   2,755.25
Common Stock, par value $.01 per share(12)                             11,220,044(9)                                  --(10)
Guarantees of 6.25% Convertible Senior
  Subordinated Secured Notes due 2027                                       --                 --                     --(11)

Total:                                                                      --        $   50,000,000             $   5,350.00(7)


         (1) These offered securities may be sold separately, together or as units with other offered securities.

         (2) The warrants represent rights to purchase the other classes of securities of Electroglas, Inc. registered hereunder.

         (3) This registration statement also registers such indeterminate amounts of securities as may be issued upon conversion or settlement of, or in exchange for, the securities registered hereunder and, pursuant to Rule 416(a) under the Securities Act, such indeterminable number of shares as may be issued upon conversion or exchange as a result of stock splits, stock dividends or similar transactions.

         (4) Represents an indeterminate number or aggregate principal amount of the securities being registered for issuance at various times and at indeterminate prices, with an aggregate initial offering price not to exceed $24,250,000 or the equivalent thereof in one or more currencies, foreign currency units or composite currencies. Such amount represents the issue price rather than the principal amount of any debt securities issued at original issue discount.

         (5) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.

         (6) Exclusive of accrued interest, distributions and dividends, if any.

         (7)    Previously paid.

         (8) Represents the aggregate principal amount of the Registrant's 6.25% Convertible Senior Subordinated Secured Notes due 2027 (the "notes") issued by the Registrant prior to the date of this Amendment No. 4.

         (9) Represents the maximum number of shares of common stock of Electroglas, Inc. that could be issuable upon conversion of the notes at a rate of 435.72985 shares of common stock per $1,000 principal amount of notes. Pursuant to Rule 416 of the Securities Act, this registration statement also covers such additional shares that may be issued as a result of a change in the amount of securities being offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

         (10) Pursuant to Rule 457(i) under the Securities Act, there is no filing fee payable with respect to shares of common stock of Electroglas, Inc. issuable upon conversion of the notes because no additional consideration will be received in connection with the conversion of the notes.

         (11) Pursuant to Rule 457(n) under the Securities Act, there is no additional filing fee payable with respect to the guarantees.

         (12)   Includes any related preferred stock purchase rights.

         * Includes existing domestic subsidiaries of Electroglas, Inc. that either have guaranteed or may guarantee, the notes, and which are also registrants. Information regarding these additional registrants appears below.

                                ----------------

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

                         TABLE OF ADDITIONAL REGISTRANTS
                         -------------------------------


                                                                    (Primary
                                                                    Standard
                                             (State or Other       Industrial
(Exact name of Additional Registrant as      Jurisdiction of      Classification       I.R.S. Employer
Specified in its Charter)(1)                  Incorporation)       Code Number)      Identification Number
---------------------------------------      ----------------     --------------     ---------------------
Electroglas International, Inc.                  Delaware             3559               77-0345011
EGsoft, Inc.                                     Delaware             3559               77-0539150
EGsoft Holdings Corporation                      Delaware             3559               77-0539151

----------
(1)    The address for each of the entities listed above is 5729 Fontanoso Way, San Jose, California 95138.



                                Explanatory Note
                                ----------------

This Amendment No. 4 is being filed solely to file amended Exhibits 23.1 and
23.2. No changes have been made to Part I of the Registration Statement. Accordingly, Part I of the Registration Statement is not included in this Amendment No. 4.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

         Set forth below is an estimate (except in the case of the SEC registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the securities registered hereby, other than underwriting discounts and commission, if any, incurred in connection with the sale of the securities:

SEC registration fee                                                    $  5,350

Printing and engraving expenses                                          100,000

Legal fees and expenses                                                  400,000

Accounting fees and expenses                                              75,000

Trustee fees and expenses                                                 50,000

Transfer Agent fees and expenses                                          25,000

Blue Sky Fees                                                              5,000

Miscellaneous                                                              9,650
                                                                        --------

Total                                                                   $670,000
                                                                        ========

         All of the costs identified above will be paid for by us.

Item 15. Indemnification of Directors and Officers

         Section 102 of the General Corporation Law of the State of Delaware (the "Delaware Law") permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

         Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and other persons serving at the request of the corporation in related capacities against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

         The Registrant's Certificate of Incorporation and Bylaws include provisions that (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the Delaware Law and (ii) indemnify its directors and officers to the fullest extent permitted by the Delaware Law, including circumstances in which indemnification is otherwise discretionary.

The Registrant has purchased directors' and officers' liability insurance which would indemnify its directors and officers against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

Item 16. Exhibits


  EXHIBIT NUMBER                                       DESCRIPTION OF EXHIBIT
--------------------   -------------------------------------------------------------------------------------------------------------

3.1*                   Certificate of Incorporation of Electroglas, Inc., as amended.(1)
3.2*                   By-laws of Electroglas, Inc., as amended.(2)
3.3*                   Certificate of Designation for Electroglas, Inc.(2)
4.1*                   Reference is made to Exhibits 3.1 and 3.2.
4.2*                   Specimen Common Stock Certificate of Electroglas, Inc., a Delaware corporation.(1)
4.3*                   Form of Indenture with respect to debt securities that may be offered by Electroglas, Inc.
4.4*                   Indenture, dated as of March 26, 2007, by and among Electroglas, Inc., Electroglas International, Inc., and
                       The Bank of New York Trust Company, N.A., as trustee.(3)
4.5*                   Form of 6.25% Convertible Senior Subordinated Secured Notes due 2027.(4)
4.6*                   Registration Rights Agreement, dated as of March 21, 2007, by and between Electroglas, Inc. and purchasers of the 6.25% Convertible Senior Subordinated Secured Notes due 2027.(5)
4.7*                   First Supplemental Indenture, dated May 15, 2007, by and among Electroglas, Inc., Electroglas International,
                       Inc., and The Bank of New York Trust Company, N.A., as trustee. (6)
5.1*                   Opinion of Morrison & Foerster LLP with respect to securities that may be offered by Electroglas, Inc.
5.2*                   Opinion of Morrison & Foerster LLP with respect to the 6.25% Convertible Senior Subordinated Secured Notes
                       due 2027 to be offered by selling securityholders.
12.1*                  Statement of Computation of Ratios (contained herein).
23.1**                 Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2**                 Consent of BDO Seidman, LLP, Independent Registered Public Accounting Firm.
23.3*                  Consent of Morrison & Foerster LLP relating to Exhibit 5.1 (included in Exhibit 5.1).
23.4*                  Consent of Morrison & Foerster LLP relating to Exhibit 5.2 (included in Exhibit 5.2).
24.1*                  Powers of Attorney (included on signature pages to the extent applicable).
25.1*                  Statement of Eligibility and Qualification on Form T-1 (filed pursuant to the Trust Indenture Act of 1939, as amended).
25.2*                  Statement of Eligibility and Qualification on Form T-1 (filed pursuant to the Trust Indenture Act of 1939, as amended) with respect to the Indenture, dated as of March 26, 2007, by and among Electroglas, Inc.,
                       Electroglas International, Inc., and The Bank of New York Trust Company, N.A., as trustee.


         *      Previously Filed.

         **     Filed herewith.

         (1) Incorporated by reference to the identically numbered exhibit to the Company's Registration Statement on Form S-1 (Commission File No. 33-61528), which became effective on June 23, 1993.

         (2) Incorporated by reference to the identically numbered exhibit to the Company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 30, 1998.

         (3) Incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 27, 2007.

         (4) Incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 27, 2007.

         (5) Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 27, 2007.

         (6) Incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 16, 2007.

Item 17. Undertakings

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Sections 13 or 15(d) of the Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

                  (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                  (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or
(x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

         (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                  (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

                  (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

                  (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

                  (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

         (6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (8) The undersigned registrant hereby undertakes that:

                  (i) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4)or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (ii) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (9) The undersigned hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act (the "Trust Indenture Act") in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the below registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 4 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on May 24, 2007.



ELECTROGLAS, INC

By:          /S/ THOMAS M. ROHRS
             -------------------
             Thomas M. Rohrs
             Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                            Title                                                      Date

                                     Chairman and Chief Executive Officer (Principal            May 24, 2007
/S/ THOMAS M. ROHRS                  Executive Officer)
-------------------
Thomas M. Rohrs

/S/ THOMAS E. BRUNTON                Chief Financial Officer (Principal Financial and           May 24, 2007
---------------------                Accounting Officer)
Thomas E. Brunton

/S/ MEL FRIEDMAN*                    Director                                                   May 24, 2007
-----------------
Mel Friedman

/S/ C. SCOTT GIBSON*                 Director                                                   May 24, 2007
--------------------
C. Scott Gibson

/S/ JOHN OSBORNE*                    Director                                                   May 24, 2007
-----------------
John Osborne

/S/ FUSEN E. CHEN*                   Director                                                   May 24, 2007
------------------
Fusen E. Chen

/S/ JACK G. WILBORN*                 Director                                                   May 24, 2007
--------------------
Jack G. Wilborn

*By: /S/ THOMAS M. ROHRS                                                                        May 24, 2007
------------------------
(Attorney-in-Fact)


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, each of the registrants below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 4 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on May 24, 2007.



ELECTROGLAS INTERNATIONAL, INC.
EGSOFT, INC.
EGSOFT HOLDINGS CORPORATION

By:          /S/ THOMAS M. ROHRS
             -------------------
             Thomas M. Rohrs
             President



         Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to Registration Statement has been signed by the following persons on behalf of each of the above-referenced registrants in the capacities and on the dates indicated.


Signature                            Title                                                      Date

/S/ THOMAS M. ROHRS                  President and Director (Principal Executive Officer)       May 24, 2007
-------------------
Thomas M. Rohrs

/S/ THOMAS E. BRUNTON                Chief Financial Officer and Director (Principal            May 24, 2007
---------------------                Financial and Accounting Officer)
Thomas E. Brunton

/S/ WES HIGHFILL*                    Director                                                   May 24, 2007
-----------------
Wes Highfill

*By: /S/ THOMAS M. ROHRS                                                                        May 24, 2007
------------------------
(Attorney-in-Fact)


                                  EXHIBIT INDEX



  EXHIBIT NUMBER                                       DESCRIPTION OF EXHIBIT
--------------------   -------------------------------------------------------------------------------------------------------------

3.1*                   Certificate of Incorporation of Electroglas, Inc., as amended.(1)
3.2*                   By-laws of Electroglas, Inc., as amended.(2)
3.3*                   Certificate of Designation for Electroglas, Inc.(2)
4.1*                   Reference is made to Exhibits 3.1 and 3.2.
4.2*                   Specimen Common Stock Certificate of Electroglas, Inc., a Delaware corporation.(1)
4.3*                   Form of Indenture with respect to debt securities that may be offered by Electroglas, Inc.
4.4*                   Indenture, dated as of March 26, 2007, by and among Electroglas, Inc., Electroglas International, Inc., and
                       The Bank of New York Trust Company, N.A., as trustee.(3)
4.5*                   Form of 6.25% Convertible Senior Subordinated Secured Notes due 2027.(4)
4.6*                   Registration Rights Agreement, dated as of March 21, 2007, by and between Electroglas, Inc. and purchasers of the 6.25% Convertible Senior Subordinated Secured Notes due 2027.(5)
4.7*                   First Supplemental Indenture, dated May 15, 2007, by and among Electroglas, Inc., Electroglas International,
                       Inc., and The Bank of New York Trust Company, N.A., as trustee. (6)
5.1*                   Opinion of Morrison & Foerster LLP with respect to securities that may be offered by Electroglas, Inc.
5.2*                   Opinion of Morrison & Foerster LLP with respect to the 6.25% Convertible Senior Subordinated Secured Notes
                       due 2027 to be offered by selling securityholders.
12.1*                  Statement of Computation of Ratios (contained herein).
23.1**                 Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2**                 Consent of BDO Seidman, LLP, Independent Registered Public Accounting Firm.
23.3*                  Consent of Morrison & Foerster LLP relating to Exhibit 5.1 (included in Exhibit 5.1).
23.4*                  Consent of Morrison & Foerster LLP relating to Exhibit 5.2 (included in Exhibit 5.2).
24.1*                  Powers of Attorney (included on signature pages to the extent applicable).
25.1*                  Statement of Eligibility and Qualification on Form T-1 (filed pursuant to the Trust Indenture Act of 1939, as amended).
25.2*                  Statement of Eligibility and Qualification on Form T-1 (filed pursuant to the Trust Indenture Act of 1939, as amended) with respect to the Indenture, dated as of March 26, 2007, by and among Electroglas, Inc.,
                       Electroglas International, Inc., and The Bank of New York Trust Company, N.A., as trustee.


         *      Previously Filed.

         **     Filed herewith.

         (1) Incorporated by reference to the identically numbered exhibit to the Company's Registration Statement on Form S-1 (Commission File No. 33-61528), which became effective on June 23, 1993.

         (2) Incorporated by reference to the identically numbered exhibit to the Company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 30, 1998.

         (3) Incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 27, 2007.

         (4) Incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 27, 2007.

         (5) Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 27, 2007.

         (6) Incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 16, 2007.


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